Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

  ACCOUNTANTS AND ADVISORS

  ------------------------

      PCAOB REGISTERED

August 6, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC  20549

Re:   Brazos International Exploration, Inc.

Dear Sirs:

We were previously the principal auditors for Brazos International Exploration, Inc. and we reported on the financial statements of Brazos International Exploration, Inc. for the period from inception, January 11, 2007 through March 31, 2009.  We have read Brazos International Exploration, Inc.'s statements under Item 4 of its Form 8-K, dated July 13, 2009, and we agree with such statements.

For the most recent fiscal period through to March 31, 2009, there have been no disagreements between Brazos International Exploration, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

-----------------------------

Moore & Associates, Chartered

Las Vegas, Nevada

            6490 West Desert Inn Road, Las Vegas, NV 89146

                  (702) 253-7499 Fax (702) 253-7501

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